UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.
CST Brands, Inc., a Delaware corporation (“CST Brands”) (NYSE: CST), owns and controls the general partner (the “General Partner”) of CrossAmerica Partners LP (“CrossAmerica”) (NYSE: CAPL), a publicly traded Delaware limited partnership. After the closing of the transactions described below, CST Brands owns approximately 15.67% of the common units representing limited partner interests in CrossAmerica.
On July 1, 2015, pursuant to a Fuel Supply Contribution Agreement (the “Fuel Contribution Agreement”), dated June 15, 2015, by and among CST Brands, CrossAmerica and CST Services LLC (“CST Services”), an indirect wholly owned subsidiary of CST Brands, CST Services completed its previously announced sale of a 12.5% limited partner interest in CST Fuel Supply LP (“CST Fuel”) to CrossAmerica in exchange for: (a) 3,303,208 common units representing limited partner interests in CrossAmerica (“Common Units”) and (b) cash in the amount of $17,527,610.
CST Fuel owns 100% of the issued and outstanding membership interests in CST Marketing and Supply LLC (“CSTMS”), which is a party to a fuel supply agreement with Valero Energy Corporation. CSTMS is also a party to a fuel distribution agreement with CST Services and certain subsidiaries of CST Services (such subsidiaries, the “Purchasers”), pursuant to which CSTMS, on an annual basis for at least 10 years from January 1, 2015, sells and delivers to the Purchasers no less than 1.57 billion gallons of branded and unbranded motor fuels at a fixed net margin of $0.05 per gallon for resale at retail sites operated by the Purchasers.
Also on July 1, 2015, pursuant to a Real Estate Contribution Agreement (the “NTI Contribution Agreement”), dated June 15, 2015, by and among CST Diamond Holdings LLC, Skipper Beverage Company, LLC, CST Shamrock Stations, Inc., CST Arizona Stations, Inc. and Big Diamond, LLC (collectively, the “CST Subsidiaries”), CST Brands, CrossAmerica and Lehigh Gas Wholesale Services, Inc., a wholly owned subsidiary of CrossAmerica (“LGWS”), the CST Subsidiaries completed their previously announced sale of the membership interests in three newly formed entities (the “NTI Entities”) that hold the real property associated with 29 “new to industry” stores (the “NTIs”) to CrossAmerica in exchange for: (a) 338,098 Common Units and (b) cash in the amount of $124,397,390.
The NTI Entities have leased the real property associated with the NTIs back to certain subsidiaries of CST Brands, who will continue to operate the sites pursuant to a triple net lease at a lease rate of 7.5%. Each lease has a ten-year initial term and provides for additional renewal terms, subject to predetermined increases in the lease rate. Pursuant to a separate guaranty agreement, CST Brands guarantees the CST Subsidiaries’ payments under each lease.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
By:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: July 1, 2015